EXHIBIT 10.5
Revenue
Stamp
April 30, 2004
Loan Agreement

This Loan Agreement is made and entered into by and between EFC Co., Ltd., as the lessor and ECOSS, Inc. as the lessee. The parties hereto hereby agree as follows:

Article 1 (Loan)
The lessee loaned JPY 93,000,000 from the lessor by promising that the lessee will pay back the amount. Provided, however, that the loan date shall be April 30, 2004.

Article 2 (Repayment)
The repayment period for the loan in the preceding article shall be as stated on the attached Loan Repayment Schedule, and the lessee shall make repayment by remitting to the bank account designated by the lessor.

Article 3 (Interest)
Interest shall be three (3) percent per annum on the principal, and the applicable interest shall be paid by bank remittance to the bank account designated by the lessor on the payment date for the interest as per enclosure.

Article 4 (Delinquency Charges)
In the event the lessee has lost the benefit of term, the lessee shall pay a delinquent payment at the rate of seven (7) percent per annum from the day of the forfeiture of profit to complete settlement.

Article 5 (Forfeiture of Profits for the Term)
In the event of any one of the following, the lessee shall lose the benefit of term without requiring notification from the lessor and shall immediately pay to the lessor the principal at that time.
1.	When the lessee falls one month or more into arrears with the payment of the principal or interest thereof;
2.	In the event of application for forcible execution, executive injunction, or auction with regard to other liabilities of the lessee or declaration of bankruptcy;
3.	In the event the lessee is subject to disposition for failure to pay taxes and other public charges; and
4.	In the event a draft or check drawn, endorsed, or guaranteed by the lessee has been dishonored.

Article 6 (Agreed Jurisdiction)
The parties hereto have agreed that any disputes arising among them relating to this Agreement shall be settled in a district court in the area where the lessor resides, which shall assume exclusive jurisdiction as the installment court of first instance.

IN WITNESS WHEREOF, two (2) copies of this Agreement shall be made, and the parties hereto shall, after signing and affixing seals to the two copies, retain one copy each respectively.

Loan Repayment Schedule

ECOSS Inc.
1-14-6 Dougenzaka, Shibuya-ku, Tokyo, Japan

EFC Co., Ltd.,
1-14-6 Dougenzaka, Shibuya-ku, Tokyo, Japan

Contract Amount	Expiry Date of Contract	Date of Contract	Interest Rate	Interest Payment Method
93,000,000	February 28, 2006	April 30, 2004	3.00%	Pay Later

Times	Date	Total of Principal & Interest	Installment repayment amount	Interest Amount	Basic				New Balance
					Principal	From	To	Interest Rate
0	30-Apr-04	-	-	-				3.00%	93,000,000
1	2-Aug-04	5,376,164	4,650,000	726,164	93,000,000	30-Apr-04	2-Aug-04	3.00%	88,350,000
2	31-Aug-04	4,867,849	4,650,000	217,849	88,350,000	2-Aug-04	31-Aug-04	3.00%	83,700,000
3	30-Sep-04	4,863,263	4,650,000	213,263	83,700,000	31-Aug-04	30-Sep-04	3.00%	79,050,000
4	1-Nov-04	4,864,409	4,650,000	214,409	79,050,000	30-Sep-04	1-Nov-04	3.00%	74,400,000
5	30-Nov-04	4,833,452	4,650,000	183,452	74,400,000	1-Nov-04	30-Nov-04	3.00%	69,750,000
6	30-Dec-04	4,827,719	4,650,000	177,719	69,750,000	30-Nov-04	30-Dec-04	3.00%	65,100,000
7	31-Jan-05	4,826,572	4,650,000	176,572	65,100,000	30-Dec-04	31-Jan-05	3.00%	60,450,000
8	28-Feb-05	4,794,086	4,650,000	144,086	60,450,000	31-Jan-05	28-Feb-05	3.00%	55,800,000
9	31-Mar-05	4,796,761	4,650,000	146,761	55,800,000	28-Feb-05	31-Mar-05	3.00%	51,150,000
10	29-Apr-05	4,776,123	4,650,000	126,123	51,150,000	31-Mar-05	29-Apr-05	3.00%	46,500,000
11	31-May-05	4,776,123	4,650,000	126,123	46,500,000	29-Apr-05	31-May-05	3.00%	41,850,000
12	30-Jun-05	4,756,631	4,650,000	106,631	41,850,000	31-May-05	30-Jun-05	3.00%	37,200,000
13	1-Aug-05	4,750,898	4,650,000	100,898	37,200,000	30-Jun-05	1-Aug-05	3.00%	32,550,000
14	31-Aug-05	4,732,935	4,650,000	82,935	32,550,000	1-Aug-05	31-Aug-05	3.00%	27,900,000
15	30-Sep-05	4,721,087	4,650,000	71,087	27,900,000	31-Aug-05	30-Sep-05	3.00%	23,250,000
16	31-Oct-05	4,711,150	4,650,000	61,150	23,250,000	30-Sep-05	31-Oct-05	3.00%	18,600,000
17	30-Nov-05	4,697,391	4,650,000	47,391	18,600,000	31-Oct-05	30-Nov-05	3.00%	13,950,000
18	4-Jan-06	4,691,276	4,650,000	41,276	13,950,000	30-Nov-05	4-Jan-06	3.00%	9,300,000
19	31-Jan-06	4,671,402	4,650,000	21,402	9,300,000	4-Jan-06	31-Jan-06	3.00%	4,650,000
20	28-Feb-06	4,661,083	4,650,000	11,083	4,650,000	31-Jan-06	28-Feb-06	3.00%	-